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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  June 13, 1997


                      GLOBALSTAR TELECOMMUNICATIONS LIMITED
             (Exact name of registrant as specified in its charter)

Islands of Bermuda           0-25456                     13-3795510
(State or other            (Commission                 (IRS Employer
jurisdiction of            File Number)               Identification
incorporation)                                             Number


              Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM 12
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (441) 295-2244










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Item 5.  Other Events.

                  On June 13, 1997, pursuant to an agreement dated June 10, 1997, Globalstar, L.P. ("Globalstar"), a partnership of which the Registrant is a general partner, completed the sale in a private offering of Globalstar's 11-1/4% senior notes due 2004 (the "Notes"). The price to investors was 95.384% of the principal amount of the Notes to yield 12-1/4% to maturity.

                  The net proceeds of the offering will be used by Globalstar for the continued construction and deployment of Globalstar's low-earth orbit satellite-based digital telecommunications system.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          GLOBALSTAR TELECOMMUNICATIONS
                           LIMITED
                            (Registrant)


Date: June 19, 1997        By: /s/ Eric J. Zahler
                                   Eric J. Zahler
                                   Vice President and Secretary